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                          SECURITIES AND EXCHANGE COMMISSION

                                 WASHINGTON D.C. 20549


                                       FORM 8-K

                                    CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of the
                         Securities and Exchange Act of 1934



Date of Report (date of earliest event reported) October 11, 1996
                                                 ----------------


                           LASER MASTER INTERNATIONAL, INC.
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                (Exact name of Registrant as specified in its Charter)


                                       New York
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                    (State or other jurisdiction of incorporation)


2-76262-NY                                   11-2564587
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Commission File No.                          I.R.S. Employer Identification
                                             Number


1000 First Street, Harrison, NJ                   07029
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Address of principal executive                    Zip Code
offices


                                    (201) 482-7200
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Registrant's telephone number, including area code

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ITEM 5.  OTHER EVENTS


          The Registrant ("Company"), on October 11, 1996, completed a Registration of the Form S-1 for the registration of 4,597,372 shares of the Common Stock, $.01 par value per share, of the Company.

          The Registration is comprised of 3,422,372 shares of Common Stock owned by Selling Stockholders, 800,000 shares of Common Stock underlying 800,000 Warrants, of which 300,000 Warrants to purchase 300,000 shares of Common Stock are exercisable at $1.00 per share, and the remaining 500,000 Warrants to purchase 500,000 shares of Common Stock are exercisable at $2.00 per share, expiring on May 10, 1999.

          Additionally, 375,000 shares of Common Stock underlying 375,000 Stock Options are included in the Registration. The shares of Common Stock underlying options included in the Registration are comprised of 175,000 options to purchase 175,000 shares of Common Stock at $1.00 per share, expiring May 8, 2001; 100,000 options to purchase 100,000 shares of Common Stock at $1.00 per share expiring May 17, 1997, and 100,000 options to purchase 100,000 shares of Common Stock at $2.00 per share expiring May 27, 1998.

          The Company incorporates, by reference, its filing pursuant to Form S-1 under Registration No. 333-12119.

                                      SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

Dated:    Harrison, New Jersey
          October 24, 1996


                              LASER MASTER INTERNATIONAL, INC.
                              --------------------------------
                                       (REGISTRANT)


                              /s/ Mendel Klein
                              --------------------------------
                              MENDEL KLEIN, PRESIDENT